XXX

certificate number

XXX

number of shares

STOCK CERTIFICATE

GEM INDUSTRIES GROUP, INC.

Corporate Name

Incorporated in: Oklahoma

~~has a total authorized amount of 200,000,000~~ shares, at __.0001______________ par value.

This is to certify that ***JOHN DOE*** *is the owner of* ***XXX*** *shares of* ***COMMON*** *stock of the above named corporation, which are non-assessable, fully paid shares. The transfer of these shares must be done in accordance with the by-laws of the named corporation, in person, or by a duly appointed attorney or officer of the named corporation, and recorded in the books of the corporation.*

DAWN BLEVINS	HARLEY DRAIN	DAVID BORMANN
President	Secretary	Treasurer

For ________________________received, I, ______________ sell and ***transfer*** *_______shares, of the _________* ***shares*** *represented by this certificate to*

if sold:

and appoint ________________________ ~~the~~ ______________________________, to record this transfer in the corporate books.

Name of shareholder *~~Signature of shareholder~~* *Witness*

Signature and name